UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2014

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 215-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 1, 2014, California Resources Corporation (“California Resources”), an indirect wholly-owned subsidiary of Occidental Petroleum Corporation (the “Company”) (NYSE: OXY), closed its previously announced private placement of $5.0 billion in aggregate principal amount of its senior notes, comprised of $1.00 billion of 5% senior notes due 2020 (the “2020 Notes”), $1.75 billion of 5½% senior notes due 2021 (the “2021 Notes”) and $2.25 billion of 6% senior notes due 2024 (the “2024 Notes” and, together with the 2020 Notes and 2021 Notes, the “Notes”).  The Notes were issued at par, for net proceeds of approximately $4.95 billion after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses.  The private placement was completed pursuant to the Purchase Agreement, dated September 11, 2014 (the “Purchase Agreement”), by and among California Resources and certain subsidiary guarantors named therein (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named therein (the “Initial Purchasers”).

Indenture

The Notes are governed by an Indenture, dated October 1, 2014 (the “Indenture”), entered into by California Resources and the Guarantors with Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Indenture contains covenants that, among other things, limit the ability of California Resources and the Guarantors to incur secured indebtedness and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default.

The 2020 Notes will mature on January 15, 2020, the 2021 Notes will mature on September 15, 2021 and the 2024 Notes will mature on November 15, 2024. Interest on the 2020 Notes is payable semi-annually in arrears as provided in the Indenture.  The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Guarantors.

If the Company does not complete the distribution of at least 80.1% of California Resources’ common stock to the Company’s shareholders (the “Spin-Off”) on or prior to January 31, 2015, or if California Resources earlier determines in its discretion that the Spin-Off will not occur by such date, California Resources will be required to redeem all of the notes at a redemption price equal to the issue price thereof plus accrued and unpaid interest.

California Resources may on one or more occasions redeem all or a part of the Notes of each series at a redemption price equal to a Make-Whole Redemption Price (as defined in the Indenture), together with accrued and unpaid interest, if any, to the redemption date, except that California Resources may redeem the Notes at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest to the applicable redemption date on such Notes on or after December 15, 2019, in the case of the 2020 Notes, January 15, 2021, in the case of the 2021 Notes or August 15, 2024, in the case of the 2024 Notes.

Upon the occurrence of certain change of control triggering events, as defined in the Indenture, each holder of the Notes will have the right to require that California Resources repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing discussion of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

The Notes were offered in the United States only to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and outside the United States to non-U.S. persons in compliance with Regulation S.

Registration Rights Agreement

In connection with the private placement of the Notes, on October 1, 2014, California Resources and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating California Resources and the Guarantors to file, and use commercially reasonable efforts to cause to become effective, an exchange offer registration statement with the Securities and Exchange Commission (the “Commission”) and to consummate an exchange offer within 365 days after the date of issuance of the Notes pursuant to which holders of each series of the Notes can exchange the Notes issued in the offering for registered notes having the same terms as the Notes.  Under certain circumstances, in lieu of a registered exchange offer, California Resources and the Guarantors must file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement for the resale of the Notes.  If California Resources fails to satisfy these obligations on a timely basis, the annual interest borne by the Notes will be increased by up to 0.50% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing discussion of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with California Resources and the Company or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the Initial Purchasers or their respective affiliates, including Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated; JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC; an affiliate of Citigroup Global Markets Inc.; Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC; an affiliate of Goldman Sachs & Co.; an affiliate of HSBC Securities (USA) Inc.; an affiliate of Morgan Stanley & Co. LLC; MUFG Union Bank, N.A., an affiliate of Mitsubishi UFJ Securities (USA), Inc.; U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc.; an affiliate of BB&T Capital Markets, a division of BB&T Securities, LLC; an affiliate of DNB Markets, Inc.; an affiliate of Banca IMI S.p.A.; an affiliate of KeyBanc Capital Markets Inc.; and Sumitomo Mitsui Banking Corporation, an affiliate of SMBC Nikko Securities America, Inc., are lenders or agents or managers for the lenders, under California Resources’ credit facilities. J.P. Morgan Securities LLC is also acting as financial advisor to the Company in connection with the Spin-Off.

ITEM 2.03 Creation of a Direct Financial Obligation.

The information set forth under the heading “Indenture” in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective October 2, 2014, the Board of Directors of the Company amended the By-laws of the Company to implement a plurality voting standard for the election of directors at any meeting of stockholders for which the number of director nominees exceeds the number of directors to be elected. The By-laws, as amended, are filed as Exhibit 3.(ii) to this Current Report on Form 8-K.

ITEM 7.01 Regulation FD Disclosures

On October 2, 2014, the Company issued press releases with respect to the events disclosed in Item 8.01 below. These press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and the exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 Other Events.

Spin-off of California Resources

On October 2, 2014, the Board of Directors of the Company approved the Spin-Off. The distribution of at least 80.1% of California Resources’ common stock to holders of the Company’s common stock is expected to occur on November 30, 2014. The Company’s shareholders will receive 0.4 shares of California Resources’ common stock for every one share of the Company’s common stock held at the close of business November 17, 2014, the record date for the distribution.

Following the Spin-Off, California Resources will be an independent, publicly traded company, and the Company will retain no more than 19.9 percent ownership interest in California Resources for a period of up to 18 months.

Election of Directors of California Resources

On October 2, 2014, the Board of Directors of California Resources increased the size of its Board from 3 to 8 directors in order to elect Justin A. Gannon, Ronald L. Havner, Harold M. Korell, Richard W. Moncrief and Robert V. Sinnott to the Board.

Dividend Announcement and Share Repurchase Authorization

On October 2, 2014, the Company’s Board of Directors declared a regular quarterly dividend of $.72 per share on common stock payable on January 15, 2015, to stockholders of record as of December 10, 2014.

The Board of Directors also authorized the repurchase of an additional 60 million shares of the Company’s common stock, leaving the share repurchase program with 76 million shares, as of September 30, 2014. The share repurchase program does not require purchases to be made within a particular timeframe.

Forward-Looking Statements

Portions of this Current Report on Form 8-K contain forward-looking statements and involve risks and uncertainties that could materially affect the Company’s expectations and the expected results of operations, liquidity, cash flows and business prospects of the Company. Actual results may differ from anticipated results sometimes materially. Factors that could cause results to differ include, but are not limited to: delay of, or other negative developments affecting the spin-off; regulatory approvals; completion of a review by the SEC of the Form 10 filed by California Resources; execution of separation and intercompany agreements; approval of the final terms by our board of directors; global commodity pricing fluctuations; supply and demand considerations for the Company’s products; higher-than expected costs; the regulatory approval environment; not successfully completing, or any material delay of, any field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, California Resources and the Company do not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect California Resources’ expectations appear in “Risk Factors” of California Resources’ Form 10. Material risks that may affect the Company’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. The Company posts or provides links to important information on its website at www.oxy.com.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.(ii)	By-laws of the Company, as amended through October 2, 2014.

4.1	Indenture, dated October 1, 2014, by and among California Resources, the Guarantors and Wells Fargo Bank, National Association, governing the Notes.

Exhibit No.	Description of Exhibit

4.2	Registration Rights Agreement, dated October 1, 2014, by and among California Resources, the Guarantors and the Initial Purchasers, relating to the Notes.

4.3	Form of 5% Senior Note due 2020 (included in Exhibit 4.1).

4.4	Form of 5 ½% Senior Note due 2021 (included in Exhibit 4.1).

4.5	Form of 6% Senior Note due 2024 (included in Exhibit 4.1).

99.1	Spin-Off Press Release, dated October 2, 2014.

99.2	Dividend, Spin-Off and Share Repurchase Press Release, dated October 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Jennifer Kirk
	Name:	Jennifer Kirk
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.(ii)	By-laws of the Company, as amended through October 2, 2014.

4.1	Indenture, dated October 1, 2014, by and among California Resources, the Guarantors and Wells Fargo Bank, National Association, governing the Notes.

4.2	Registration Rights Agreement, dated October 1, 2014, by and among California Resources, the Guarantors and the Initial Purchasers, relating to the Notes.

4.3	Form of 5% Senior Note due 2020 (included in Exhibit 4.1).

4.4	Form of 5 ½% Senior Note due 2021 (included in Exhibit 4.1).

4.5	Form of 6% Senior Note due 2024 (included in Exhibit 4.1).

99.1	Spin-Off Press Release, dated October 2, 2014.

99.2	Dividend, Spin-Off and Share Repurchase Press Release, dated October 2, 2014.